Exhibit 99.1

News Release

Newell Brands Announces New Growth Game Plan

Sharpens Strategic Focus for Accelerated Growth

Consolidates Business Units

Creates New Global E-commerce Division

Holds Nearly 10 Percent of Portfolio for Sale

Hoboken, October 4, 2016 – Newell Brands Inc. (NYSE: NWL) announced a series of changes related to a comprehensive strategic review of its business conducted since the completion of the Newell Rubbermaid and Jarden combination. Newell Brands will transform from a holding company to an operating company and, with a new set of investment priorities and a sharpened set of portfolio choices, accelerate growth and performance by deploying a proven set of growth capabilities over a broader set of categories and by disproportionately resourcing the business with the greatest potential.

The company will simplify its operating structures consolidating the existing 32 Business Units to 16 Operating Divisions, including the creation of a new global enterprise-wide e-Commerce Division. The company will also focus and strengthen its portfolio by holding a number of businesses for sale, using the proceeds primarily to accelerate debt pay down, and creating a platform for future acquisitions that strengthen and scale the company’s core businesses.

The businesses held for sale represent about 10 percent of the portfolio and include the vast majority of the Tools Segment, the Winter Sports businesses within the Outdoor Solutions Segment, the Heaters, Humidifiers, and Fans businesses within the Consumer Solutions Segment, and the Consumer Storage Container business within the Home Solutions Segment. The total 2015 net sales of the businesses held for sale are approximately $1.5 billion, and include about $100 million of the $250 to $300 million of previously announced exits or assets held for sale.

“Newell Brands new strategic plan establishes a clear set of investment priorities, a new organization design for the company, and a sharp set of portfolio choices that will focus our resources on the businesses with the greatest potential for growth and value creation,” said Michael Polk, Newell Brands Chief Executive Officer. “We will drive growth acceleration over time through more effective and scaled commercial operations, increased investment in our brands and capabilities, and the delivery of bigger, better innovation across a broader set of categories. We will simultaneously expand margins through significant cost synergies and other savings related to the combination of Newell Rubbermaid and Jarden and other cost focused initiatives.”

“The combination of Newell Rubbermaid and Jarden has created a unique platform for transformative value creation and the actions we are taking to reshape the company will unlock this opportunity, bringing greater investment and growth to our highest potential categories like Writing, Home Fragrance, Baby, Food Storage & Preparation, Appliances & Cookware, and Outdoor & Recreation. The choices we are making will strengthen the underlying growth and performance of our most strategic businesses and over time enable us to scale our core categories through external development,” said Mark Tarchetti, Newell Brands President.

The sale processes are underway and the company hopes to complete the divestiture of the assets held for sale within the first half of 2017. Proceeds from successful divestitures will be used primarily to accelerate the pay down of debt, with the goal of achieving the company’s stated objective of a leverage ratio of 3 to 3.5 times EBITDA. At a

6655 Peachtree Dunwoody Road	NYSE: NWL
Atlanta, GA 30328	www.newellbrands.com
+1 (770) 418-7000		1

News Release

recent investor conference, the company announced that it expects to deliver $500 million in costs synergies by the end of 2018, an acceleration of cost synergy delivery relative to the original commitment of 3 to 4 years from the completion of the Newell Rubbermaid and Jarden Corporation combination on April 15, 2016. The acceleration of cost synergy delivery is connected in part to the announcement today of the consolidation of 32 Business Units to 16 Divisions. The actions announced today will not impact 2016 core sales and normalized EPS guidance. More details will be shared on the company’s third quarter earnings call on October 28, 2016

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income, earnings per share, operating income, operating margin or gross margin improvements or declines, Project Renewal, capital and other expenditures, cash flow, dividends, restructuring and other project costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, changes in exchange rates, expected benefits and financial results from the Jarden transaction and other recently completed acquisitions and related integration activities and planned divestitures and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the continuation or escalation of the global economic slowdown or regional sovereign debt issues; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power and consolidation of our retail customers; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands, including the ability to realize anticipated benefits of increased advertising and promotion spend; product liability, product recalls or regulatory actions; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; a failure of one of our key information technology systems or related controls; our ability to attract, retain and motivate key employees; future events that could adversely affect the value of our assets and require impairment charges; our ability to improve productivity and streamline operations; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values, declining interest rates or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign

6655 Peachtree Dunwoody Road	NYSE: NWL
Atlanta, GA 30328	www.newellbrands.com
+1 (770) 418-7000		2

News Release

operations, including exchange controls and pricing restrictions; our ability to complete planned divestitures; our ability to successfully integrate acquired businesses, including the recently acquired Jarden business; our ability to realize the expected benefits and financial results from our recently acquired businesses and planned divestitures; and those factors listed in our filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K). Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

Investor Contact:	Media Contacts:
Nancy O’Donnell	Tom Sanford	Liz Cohen
Vice President, Investor Relations	Vice President, Global Communications	Weber Shandwick
+1 (770) 418-7723	+1 (973) 600-3880	+1 (212) 445-8044
nancy.odonnell@newellco.com	tom.sanford@newellco.com	liz.cohen@webershandwick.com

6655 Peachtree Dunwoody Road	NYSE: NWL
Atlanta, GA 30328	www.newellbrands.com
+1 (770) 418-7000		3